Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 25, 2021, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of SailPoint Technologies Holdings, Inc. on Form 10-K for the year ended December 31, 2020. We consent to the incorporation by reference of said reports in the Registration Statement of SailPoint Technologies Holdings, Inc. on Form S-8 (File No. 333-221679).

/s/ GRANT THORNTON LLP

Denver, Colorado
February 25, 2021